Exhibit 10.15

NON-DISCLOSURE AND INVENTION ASSIGNMENT AGREEMENT

I, _______________, am about to become a paid employee of Empro Group Inc. (the “Company”). I am making this agreement in consideration of my employment by the Company.

1.	Representations and Warranties

1.1 No Conflict with any Other Agreement or Obligation. I represent and warrant that I am not bound by any agreement or arrangement with or duty to any other person that would conflict with this agreement or which would prevent me from performing services that I was hired to perform for the Company. The Company disclaims any interest in any confidential information of any person or entity other than the Company. By delivery of this Agreement, the Company is instructing me not to disclose to the Company confidential information of any other person or entity and I agree not to disclose to the Company or induce the Company to use any proprietary, trade secret or confidential information or material belonging to any other person or entity.

1.2 No Infringement of Third Party Intellectual Property Rights. I represent and warrant that none of the Inventions (as defined in Section 3 below) will infringe any patent, copyright, trade secret or other proprietary right of any third party.

1.3 No Open Source. I represent and warrant that the Inventions will not include any open source software, except with the prior written consent of the Company.

2.	Confidential Information

2.1 Definition of Confidential Information. “Confidential Information” means all non-public information, knowledge of which I acquire or develop, or previously acquired or developed, during my employment with the Company, including without limitation trade secrets, know-how, ideas, business plans, pricing information, the identity of (and any information concerning) any of the Company’s affiliates, customers or suppliers, computer programs (whether in source code or object code), procedures, processes, strategies, methods, systems, designs, discoveries, inventions, production methods and sources, marketing and sales information, information received from others that the Company is obligated to treat as confidential or proprietary, and any other technical, operating, financial and other business information that has commercial value, relating to the Company, its business, potential business, operations or finances, or the business of the Company’s affiliates, subsidiaries or customers; except that Confidential Information shall not include any information which has been lawfully and without breach of obligation to the Company or any third party made available to the general public without restriction, or that I can prove, by documentary evidence, was known to me prior to the commencement of my employment.

2.2 Protection of Confidential Information. I will use the Confidential Information only in the performance of my duties for the Company. I will not disclose the Confidential Information, directly or indirectly, at any time during or after my employment by the Company except to persons authorized by the Company to receive this information. I will not use the Confidential Information, directly or indirectly, at any time during or after my employment by the Company, for my personal benefit, for the benefit of any person or entity other than the Company, or in any manner adverse to the interests of the Company. I will take all actions reasonably necessary to protect the Confidential Information from being disclosed to anyone other than persons authorized by the Company.

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2.3 Return of Property and Confidential Information. Upon expiration or termination of my employment for any reason, or at the request of the Company at any time, I agree to deliver to the Company all Company Confidential Information and proprietary materials and other Company property in my possession or control, including without limitation, manuals, photographs, reports, customer and supplier lists, plans, costs of materials, software, equipment, computers, laptops, telephones, written or printed documents, email and computer disks or tapes, whether machine or user readable, computer memory, and other information reduced to any recorded format or medium containing, summarizing, abstracting or in any way relating to Confidential Information and any other information or materials which are the property of the Company (including, but not limited to, Company identification, keys, and the like, wherever such items may have been located) as well as all copies (in whatever form thereof) of all materials relating to my employment, or obtained or created in the course of my employment, with the Company. Except as otherwise expressly agreed to by the Company in writing, the disclosure to me of Confidential Information shall not result in any right or license being granted to me hereunder to use or disclose such Confidential Information.

3.	Inventions

3.1 Definition of Inventions. The term “Inventions” means: (a) contributions and inventions, discoveries, creations, developments, improvements, works of authorship and ideas (whether or not they are patentable or copyrightable) of any kind that are conceived, created, developed or reduced to practice by me, alone or with others, while I am employed by the Company that are either: (i) conceived during regular working hours or at my place of work, whether located at Company, affiliate or customer facilities, or at my own facilities; or (ii) regardless of whether they are conceived or made during regular working hours or at my place of work, are directly or indirectly related to the Company’s business or potential business, result from tasks assigned to me by the Company, or are conceived or made with the use of the Company’s Confidential Information, resources, facilities or materials; and (b) any and all patents, patent applications, copyrights, trade secrets, trademarks, domain names and other intellectual property rights, worldwide, with respect to any of the foregoing. The term “Inventions” specifically excludes any inventions I developed entirely on my own time without using any Company equipment, supplies, facilities or trade secret information, unless (i) the invention at the time of conception or reduction to practice of the invention related to (A) the Company’s business, or (B) the Company’s actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by me for the Company.

3.2 All Inventions are Exclusively the Property of the Company.

(a) I will promptly disclose all Inventions, in full detail, to persons authorized by the Company. I will not disclose any Invention to anyone other than persons authorized by the Company, without the Company’s express prior written instruction to do so.

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(b) All Inventions will be deemed “work made for hire” as that term is used in the U.S. Copyright Act, and will be deemed to belong solely to the Company from conception. I hereby expressly disclaim all interest in all Inventions. To the extent that any Invention or any materials comprising or including any Invention is not a “work made for hire” as defined by law, I hereby irrevocably assign to the Company all of my right, title and interest to that Invention. At any time during or after my employment by the Company that the Company requests, I will sign whatever written documents of assignment are necessary to formally evidence my irrevocable assignment to the Company of any Invention.

(c) At all times during or after my employment by the Company I will assist the Company in obtaining, maintaining and renewing patent, copyright, trademark and other appropriate protection for any Invention, in the United States and in any other country, at the Company’s expense.

3.3 Excluded Information. On Schedule A attached to this agreement I have included a complete list, with nonconfidential descriptions, of any inventions, ideas, reports and other creative works that I made or conceived prior to my employment by the Company (collectively, the “Excluded Information”). I intend that the items on that list and only the items on that list shall be excluded from the restrictions set forth in this agreement. I will not assert any right, title or interest in or to any Invention or claim that I made, conceived or acquired any Invention before my employment by the Company unless I have specifically identified that Invention on the attached Schedule A. If any Excluded Information is incorporated into any Invention, I hereby grant Company a perpetual, worldwide, royalty free, non-exclusive license to use and reproduce the Excluded Information for commercial, internal business and all other purposes.

4.	Miscellaneous

4.1 Interpretation and Scope of this Agreement. Each provision of this agreement shall be interpreted on its own. If any provision is held to be unenforceable as written, it shall be enforced to the fullest extent permitted under applicable law. In the event that one or more of the provisions contained in this agreement shall for any reason be held unenforceable in any respect under applicable law, then it shall (a) be enforced to the fullest extent permitted under applicable law, and (b) such unenforceability shall not affect any other provision of this agreement, but this agreement shall then be construed as if such unenforceable portion(s) had never been contained herein.

4.2 Remedies. I acknowledge (1) that compliance with the covenants contained herein are necessary to protect the business and goodwill of the Company and (2) that a breach of my obligations hereunder will result in irreparable and continuing damage to the Company, for which money damages may not provide adequate relief. Consequently, I agree that, in the event that I breach or threaten to breach the covenants contained herein, the Company shall be entitled to both (1) a preliminary or permanent injunction to prevent the continuation of harm and (2) money damages insofar as they can be determined. The Company shall not be required to post a bond to secure against an imprudently granted injunction (again, whether temporary, preliminary or permanent). Nothing in this Agreement shall be construed to prohibit the Company from also pursuing any other remedy, the parties having agreed that all remedies are cumulative.

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4.3 Governing Law; Jury Waiver; Consent to Jurisdiction. This agreement (together with any and all modifications, extensions and amendments of it) and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the Cayman Islands applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict or choice of law principles thereof. For all matters arising directly or indirectly from this agreement, my employment with the Company or the termination of my employment with the Company (“Agreement Matters”), I and the Company, respectively, each as a party to this Agreement hereby (i) irrevocably consent and submit to the sole exclusive jurisdiction of the applicable courts of the Cayman Islands in connection with any legal action, lawsuit, arbitration, mediation, or other legal or quasi legal proceeding (“Proceeding”) directly or indirectly arising out of or relating to any Agreement Matter; provided that a party to this agreement shall be entitled to enforce an order or judgment of any such court in any Cayman Islands or foreign court having jurisdiction over the other party, (ii) irrevocably waive, to the fullest extent permitted by law, any objection that I or the Company may now or later have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding which is brought in any such court has been brought in an inconvenient forum, (iii) irrevocably waive, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (iv) irrevocably waive, to the fullest extent permitted by law, any right to a trial by jury in connection with a Proceeding, (v) covenant that such party will not, directly or indirectly, commence any Proceeding other than in such courts, and (vi) agree that service of any summons, complaint, notice or other process relating to such Proceeding may be effected in the manner provided for the giving of notice as set forth in this agreement.

4.4 Entire Agreement; Amendments and Waivers. This agreement (including Schedule A attached hereto) represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented, or changed and any provision hereof can be waived, only by written instrument signed by the party against whom enforcement of any such amendment, supplement, change or waiver is sought.

4.5 Captions. The captions and section headings in this agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this agreement.

4.6 Counterparts; Binding Effect. This agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same agreement. A facsimile or electronic copy of this agreement bearing the signature (original, electronic, or facsimile version) of a party shall be binding on such party. Except as otherwise expressly provided herein, this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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4.7 Notices. All notices and other communications given or made pursuant to this agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address or to such e-mail address or facsimile number as set forth on the signature page of this agreement, or as subsequently modified by written notice of such party given in accordance with this Section.

4.8 Employment At Will. I acknowledge and agree that I am an employee-at-will and that none of the covenants in this agreement is intended to create a contract of employment for a definite period of time.

By signing this agreement below, (1) I agree to be bound by each of its terms, (2) I acknowledge that I have read and understand this agreement and the important restrictions it imposes upon me, and (3) I represent and warrant to the Company that I have had ample and reasonable opportunity to consult with legal counsel of my own choosing to review this agreement and understand its terms including that it places significant restrictions on me.

EMPLOYEE:

Name:

Address:

Date:

Accepted by Company:

EMPRO GROUP INC.

By:
Name:
Title:
Date:

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SCHEDULE A

Excluded Information:

[Attach additional pages if necessary]